REPRINTED FROM APRIL 25, 2005.

THE WALL STREET TRANSCRIPT
Questioning Market Leaders For Long Term Investors

Berkshire Income Realty, Inc. (BIR.PR.A)

DAVID C. QUADE, Senior Partner and Chief Financial Officer, has served as President and CFO of Berkshire Income Realty, Inc., since 2002. He has led the efforts to acquire, finance and asset manage the initial properties contributed into BIR. From 1999 to the present, Mr. Quade has served as Executive Vice President and Chief Financial Officer of The Berkshire Group. From 1981 to 1998, Mr. Quade was a Principal, Executive Vice President and Chief Financial Officer of Leggat McCall Properties where he was responsible for financial operations, corporate and property financing and asset management. Prior to that, Mr. Quade worked in senior financial capacities for two New York Stock Exchange listed real estate investment trusts, North American Mortgage Investors and Equitable Life Mortgage and Realty Investors. He also worked at Coopers & Lybrand, LLP (now known as PricewaterhouseCoopers LLP), an international accounting and consulting firm. Mr. Quade received a BS and an MBA from Central Michigan University. He also received a Professional Accounting Program degree from Northwestern University Graduate School of Business. Mr. Quade serves as Chairman of the Board of Directors of the Marblehead/Swampscott YMCA and Director of the North Shore YMCA.

(ABN611) TWST: What is Berkshire Income Realty?

Mr. Quade: Berkshire Income Realty (BIR) is a public real estate investment trust that is listed on the American Stock Exchange and specializes in multifamily real estate. Its $75 million of preferred shares are publicly listed on the exchange under the symbol BIR.PR.A., while the common stock is owned privately by the principals of the company. The preferred shares, which the investor community would be most interested in, is a series A preferred with a 9% coupon, $25 par value, perpetual preferred, with the first call period not until February 15, 2010. The preferred has been trading between $25.50 and $27.00 over the last quarter. Berkshire Income Realty is a $530 million multifamily REIT with a real estate portfolio located principally in the mid-Atlantic, Southeast, Florida, Southwest and Chicago markets. Berkshire Income Realty is an advisor managed REIT, managed by Berkshire Property Advisors, LLC. Berkshire Property Advisors and its affiliates (Berkshire) have been in the multifamily business since 1969, and have been one of the largest multifamily acquisition, management and finance companies in the country over that period of time. Since 1991 Berkshire has acquired over $1.6 billion of real estate and originated over $22.3 billion of real estate loans. The Berkshire Organization is proud of its investment performance record on properties acquired over that period of time, which includes beating the NCREIF benchmark unleveraged internal rate of return by 370 basis points, which equates to an 18.4% return, assuming 65% leverage.

The strategy of our REIT has been to acquire middle market properties in major metropolitan markets, that is, those properties that are 40% to 80% of the general market rental rates, and rehabilitate those properties. We feel the middle market properties we have acquired in our portfolio are extremely attractive today because they have substantial upside through the rehab and property repositioning process and yet we believe they exhibit lower volatility in down markets than the class A properties. We are seeing very attractive returns on the rehab capital that we are investing in our properties. We are also very particular about the submarkets that we invest in, attempting to own properties in met-

ropolitan infill locations where it is difficult for new supply to be generated. All in all, we are very happy with our portfolio of properties, and expect our REIT to be fully invested by the third quarter, 2005.

TWST: What's the context for multifamily housing today? What are some of the underlying trends and issues that you feel support the market target that you have for your properties?

Mr. Quade: The market conditions today for multifamily real estate are improving and we are seeing a pickup in our properties' performance. Last year we started coming out of a three-year economic downcycle which was characterized by reduced employment growth and apartment demand, as well as a loss of renters to single-family homes because of the attractiveness of low interest rates. Fortunately, those conditions are changing for the positive in the apartment sector, with job growth picking up in most markets and increasing interest rates, material costs and home prices making single-family affordability more of an issue for renters considering to leave. We feel the next three years will be very attractive for our middle market apartments due to the economic recovery and the increasing number of renters at our price point, which generally are renters by necessity. These renters are a more stable and long-lived tenant population, if you will, as opposed to class A apartment renters who by contrast are generally renters by choice and have other economic options.

TWST: There seems to be a lot more money chasing quality properties, a lot more money chasing almost any deal, especially with this conversion or rehabilitation upside. What does that mean as far as your ability to find reasonably priced properties to bring into the Berkshire fold? Do you see that effect in the particular market segment in which you operate?

Mr. Quade: Everybody who is in the acquisition mode sees that there is a lot of capital chasing real estate and that capitalization rates have been driven down nationally. We have found that we can be successful in our middle market niche through a very strong acquisition department located in our regional markets and a property management operation also spread regionally, both of which provide us with a lot of direct contacts with property owners. So we are finding that we are acquiring upward of 70% of our acquisitions by doing direct or non-competitive deals, and therefore have been able to buy at capitalization rates about 75 to 100 basis points higher than the market — that is, giving us a higher yield. We specialize in buying properties that have a correctable flaw and have been mismanaged and need to be repositioned. Because of our operations and engineering staff, we can underwrite those properties quicker than many of our competitors and with our reputation for closing, we many times are given the opportunity to purchase the property. We also have a department that specializes in tracking and sourcing lender distressed real estate, and they acquired three properties in this fashion over the past 18 months. This provides a real competitive advantage in todays market.

"We feel the next three years will be very attractive for our middle market apartments due to the economic recovery and the increasing number of renters at our price point, which generally are renters by necessity. These renters are a more stable and long-lived tenant population, if you will, as opposed to class A apartment renters who by contrast are generally renters by choice and have other economic options."

TWST: What's the agenda at this point? What are the priorities for Berkshire Income Realty within the next 12 to 24 months?

Mr. Quade: Berkshire Income Realty will be fully invested by the third quarter, 2005 approximately, and at that point, it will be projected to be a $650 million REIT which is the size we want it to be for the time being. We will continue to add value by selectively rehabbing apartments in our portfolio as the market rates rise to a point that justifies a good return on the rehab investment. Typically we are seeking a 12% to 18% unleveraged return to justify commencing the rehab investment, and currently we are receiving those returns in several of our projects. We are looking at several more rehab possibilities and will field test some rehab units to prove the market. In addition, we are finding some of our well-located properties in South Florida are being bid up by condo converters and this may lead to opportunities to selectively sell a property and redeploy that capital into another rehab opportunity through a 1031 tax-deferred exchange transaction. Our strategy will be a lower frequency of transactions but high return strategy, principally through rehab efforts and selling select properties on a 1031 tax-deferred basis.

TWST: Introduce us to your top-level management team, two or three key individuals. Are these areas you are looking to add or augment? You said it was a very lean and mean group.

Mr. Quade: Well, it is, but it has substantial bench strength. Tom Shuler is our senior partner headquartered in Atlanta. He runs the property management and the rehab operations, and he's got approximately 315 employees between property management and the rehab division, and has offices in South Florida, Baltimore, Houston, Dallas and Atlanta. So he is driving the value-added capability, if you will, on the ground.

The other key person is David Olney who is our Chief Investment Officer, and he oversees the new acquisitions and markets. Our Chief Executive Officer of the advisory company is Frank Apeseche who leads the strategy and operations for BIR and the subsequent investment funds that the advisory company sponsors.

I should mention the founders who are still very active in the business, Douglas Krupp and George Krupp, who have been very successful at building real estate companies over their careers. They have raised over $3.5 billion of capital over their careers and have taken three real estate companies public, as well as having grown the largest national multifamily lender platform in the country which they recently sold to Deutsche Bank. In addition to their Board participation, they are principally mostly focused on the acquisition and strategy side of the business with their extensive market cycle experience and real estate acumen.

TWST: What historically has been the shareholder base with Berkshire Income? Has that base undergone any changes or transitions?

Mr. Quade: The reason the company went public in April 2003 was to do an exchange offer with some mortgage fund holders, to exchange their shares for the 9% preferred shares of BIR This was an opportunity for them to get into a higher yielding security and one which they could sell at any time on the American Stock Exchange. The offering has been a terrific success and the investors have been amply rewarded. They have enjoyed a 9% yielding preferred security and the par value of $25 has traded up to $25.50 to $27.00 this past quarter. The investor base has turned over somewhat since the offering and I would speculate the current investor base includes new investors looking for high yield income, but with very limited risk.

TWST: What would compel investors to review Berkshire Income and then include the company's preferred shares in their portfolios and in their longer-term investment strategies?

Mr. Quade: The BIR preferred shares are ideally suited for income investors, those who want to enjoy the 9% coupon in a well-diversified, very secure real estate investment trust, and receive their four quarterly dividends. And being in a strong stable real estate investment trust, it gives them the security of steady income that they don't have to worry about. So, from an investor appeal standpoint, for the right investor looking for yield, this is one of the strongest in the market.

TWST: Thank you.

DAVID C. QUADE
President and CFO
Berkshire Income Realty, Inc.
1 Beacon Street
Boston, MA 12108
(617) 556-8125
www.berkshireincomerealty.com